EXHIBIT 12

                          L&R Holdings Consulting Agreement



































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                              L & R Holdings, Inc.
                                 130 Shore Road
                            Port Washington, NY 11050

January 12, 1999

Mr. Joel Arberman
President & CEO
SMD Group, Inc.
Bedford Towers
444 Bedford Street
Stamford, CT 06901

Dear Joel:

This letter will confirm the agreement ("Agreement") between SMD Group, Inc. (the "Company") and L & R Holdings, Inc. ("L & R"). The Company hereby retains L & R as its management consultant with respect to strategic advice relating to the music, entertainment, computer/Internet and advertising industries, joint ventures, merger and acquisition opportunities and other similar matters (the "Project"). The Company authorizes L & R and its agents to approach various domestic and international institutions, individuals and prospective strategic partners (the "Partner") on its behalf.

L & R will assist the Company in the preparation of a business plan and proposals for submission to Partners, provide advice concerning the structure of the Company and will assist the Company in negotiations and strategy with Partners and others.

The Company reserves the right to accept or reject, in the Company's sole discretion, any transaction or business proposal offered by the Partner. The proposal/commitment that the Partner offers shall not be binding on the Company unless accepted by the Company in writing.

Upon  the  successful  completion  of  a  strategic  alliance,   joint  venture,
licensing/royalty agreement or other business transaction with a party introduced to the Company directly or indirectly by L & R, the Company agrees to pay L & R a success fee(s) and other forms of compensation as are customarily received by consultants in similar transactions. L & R's role and specific compensation with respect to any completed transactions or other agreements shall be subject to an additional engagement letter to be negotiated in good faith and executed by the parties hereto at such time as is appropriate.

The success fee(s) shall be due and payable to L & R should the Company or any of its directors, officers, agents, employees and or affiliates or each person, if any, controlling such affiliates enter into and close a transaction pursuant to the Project or for any other project with the individuals or entities introduced, furnished or referred directly or indirectly, by L & R during the Term of this Agreement or within two years after the termination of this Agreement.


In consideration for services rendered in connection with the Project, the Company also agrees to pay L & R a non-refundable retainer as follows: $25,000 due and payable upon the execution of this Agreement, $25,000 due and payable on February 1, 1999 and $25,000 due and payable on March 1, 1999. Until such time


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as the Company secures additional financing or improves its financial condition, the February and March monthly retainer payments may be reduced to an amount less than $25,000 with the balance accruing on account. Thereafter, subject to the Company's financial condition, future monthly retainer payments will be determined by mutual agreement of L & R and the Company. The Company and L & R hereby agree that 20 percent of the first three retainer payments shall be paid by the Company directly to Scott Eliasoph & Larry Kirsch, (the "Finders") or assigns, subject to a maximum payment of $15,000.

In addition to the compensation as set forth above, the Company agrees to issue to L & R and/or its designees, based on the Company's current capitalization, a common stock purchase warrant (the "Warrant") to purchase 303,000 shares of the Common Stock of the Company at an exercise price of $2.50 per share, such Warrant to be exercisable at any time and from time to time, in whole or in part, subject to the conditions herein. In addition, the Company will issue to L & R and/or its designees, based on the Company's current capitalization, preferred shares which are convertible into 303,000 shares of the Company's Common Stock at any time, and form time to time, in whole, or in part. The Company will reserve and at all times have available a sufficient number of shares of its Common Stock to be issued upon the exercise of the Warrant and the conversion of the preferred shares. The Warrant will be exercisable for a period of five years, contain unlimited incidental or piggyback registration rights (but subject to any reasonable underwriter lock-up), conventional anti-dilution provisions and customary terms and provisions provided to investors. All fees and expenses associated with the registration shall be borne entirely by the Company.

The Warrant shall be due and issued to L & R upon the execution of this Agreement or as soon as practicable thereafter. The Warrant issued to L & R or its designees may not be exercised until the Company enters into an agreement or agreements to raise at least $5,000,000 in equity capital.

The Company shall reimburse L & R monthly for all of its reasonable out-of-pocket expenses incurred in connection with this engagement, including travel. Upon request, all expenses will be fully accountable to the Company by L & R.

Notwithstanding anything contained herein or other representations to the contrary, L & R makes no representations or guarantees regarding the services provided to the Company.

L & R and the Company do hereby acknowledge and agree that L & R will rely on the adequacy, correctness and accuracy of all materials received by L & R from the Company as well as all information made public by the Company. L & R shall not be liable for any errors, omissions, or misrepresentations contained in any information furnished by the Company to L & R and in turn conveyed by L & R to a third party, including without limitation, any financial information.

The Company agrees to indemnify and hold harmless L & R (including the respective officers, directors, employees and agents of L & R from and against any and all claims, liabilities, losses and damages (or actions in respect thereof) in any way related to or arising out of this engagement or L & R's connection therewith and to reimburse L & R and any other such indemnified person for any legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with this engagement or L & R's connection therewith (whether or not such indemnified person is named a party in such proceeding), provided, however, that the Company shall not be responsible for any claims or losses to the extent that a final and non-appealable decision by a court of competent jurisdiction finds that they result solely from L & R's gross negligence.

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It is understood that in connection with the  indemnification  described herein, that L & R may also be engaged to act for the Company or related parties in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate engagements. This indemnification shall apply to any such engagements and any modifications of this engagement or such additional engagements, and shall remain in full force and effect following completion or termination of L & R engagement(s).

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

The term of this Agreement shall extend from the date of this letter until January 12, 2000 and may thereafter be extended by mutual consent of L & R and the Company (the "Term"); provided, however, that L & R's services hereunder may be terminated upon thirty (30) days written notice at any time by the Company if the Company determines not to proceed with the Project. Notwithstanding the expiration of the Term, (i) L & R shall be entitled to any fees earned by it hereunder and reimbursement for any out-of-pocket expenses incurred by it as a result of services rendered prior to the expiration of the Term and (ii) the indemnity, contribution and expense reimbursement provisions contained herein shall remain operative an in full force and effect. L & R and the Company agree to keep the terms of this Agreement confidential except for (i) disclosure at the request of any regulatory or administrative authority; (ii) pursuant to subpoena or other court process; or (iii) as required by law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws and each party agrees and consents to the exclusive jurisdiction of the courts of the State of New York in any action(s) or proceeding(s) arising out of or connected with this Agreement. L & R may assign its rights under this Agreement, including the right to receive any payment hereunder and all Warrants and shares of Common Stock of the Company issued hereunder in whole or in part without the consent of the Company.

This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

We are delighted to be working with you. Please indicate that the foregoing is in accordance with your understanding by signing below and returning to us the enclosed duplicate of this Agreement.

Very truly yours,


L & R Holdings, Inc.                                 Accepted and
                                               agreed to as of January 12, 1999

SMD Group, Inc.

By:_____________________                        By:_________________

Robert Levine, President                        Joel Arberman, CEO

Date:3/12/99
Date:_______________


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